EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 18, 2016, with respect to the financial statements included in the Annual Report of Insignia Systems, Inc. on Form 10-K for the year ended December 31, 2015. We hereby consent to the incorporation by reference of said report in the following Registration Statements of Insignia Systems, Inc. on Forms S-8:

File No. 333-205961, effective July 30, 2015

File No. 333-197933, effective August 7, 2014

File No. 333-188761, effective May 22, 2013

File No. 333-182981, effective August 1, 2012

File No. 333-178116, effective November 22, 2011

File No. 333-168715, effective August 10, 2010

File No. 333-161311, effective August 13, 2009

File No. 333-153031, effective August 15, 2008

File No. 333-145506, effective August 16, 2007

File No. 333-136591, effective August 14. 2006

File No. 333-127606, effective August 16, 2005

File No. 333-120504, effective November 15, 2004

File No. 333-107087, effective July 16, 2003

File No. 333-41240, effective July 12, 2000

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota
March 18, 2016